Exhibit 10.70

                                 PROMISSORY NOTE


$485,883.00                                              Belmont, MA
March 31, 2004                                           Due: December 31, 2006


         For value received, the undersigned, Kronos Advanced Technologies, Inc., a Nevada corporation, (the "Company") and Kronos Air Technologies, Inc. ("Kronos Air"), a Nevada corporation, (the Company and Kronos Air Technologies, Inc. are hereinafter referred to jointly as "Borrowers") jointly and severally promise to pay to the order of Richard F. Tusing (hereinafter, "Lender") at Lender's offices located at 464 Common Street, Suite 301, Belmont, MA 02478 or at such other place as the holder of this Promissory Note may from time to time designate the principal sum of four hundred eight-five thousand eight hundred and eighty-three dollars ($485,883.00), together with interest thereon at the rate hereinafter specified, and any and all other sums which may be due and owing to the holder of this Promissory Note in accordance with the following terms:

         1. Repayment. Commencing April 1, 2004 and provided that the Borrowers have a combined minimum cash balance of two hundred thousand dollars ($200,000), the Borrowers shall repay the lender the last day of each month in cash eight thousand nine hundred and eight-nine dollars ($8,989). In the event that the Borrowers' combined cash balance is less than $200,000, then the $8,989 would be deferred to the next month and added to the payment for the next month subject to the same minimum cash requirements. Commencing upon the earliest of the following the Borrowers shall repay the Lender in full in cash for the outstanding principal and accrued and unpaid interest:

a) In the event of a "Change of Control." For purposes of this Note, a "Change in Control" shall have the same meaning as set forth in the Employment Agreement between Lender and the Company;

b)            In the event of an "Event of Default" (as defined below);

c) In the event that the Borrowers secure cumulative debt or equity financing from a source other than Fusion Capital in the amount of $5,000,000 or more; in the event that the Borrowers secure cumulative debt or equity financing from a source other than Fusion Capital between $1,000,000 and $5,000,000, then an amount equal to nine percent (9%) of the net proceeds not to exceed the total amount owed under this Promissory Note would be additionally due and owing under this Promissory Note;

d) In the event the Lender is no longer employed by the Borrowers, this Promissory Note is payable as follows:

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i.            if the Lender's employment is terminated by the Borrowers for
              "Cause" as defined in the Lender's Employment Agreement with the Company, this Promissory Note will be due and payable in twelve
              (12) equal monthly installments commencing thirty (30) days after the date of termination;

ii. if the Lender's employment with the Borrowers is terminated for any reason other than "Cause" as defined in the Lender's Employment Agreement with the Borrowers, then this Promissory Note will be due and payable in six (6) equal monthly installments commencing thirty (30) days after the date of termination;

e) In no event shall the outstanding principal and all accrued interest due under this Promissory Note be repaid to the Lender later than December 31, 2006.

         2. Interest Rate. Interest shall accrue at a rate of one percent (1%) per month simple interest.

         3. Calculation of Interest. Interest on this Note shall be calculated on the basis of a thirty (30) day per month factor applied to the actual days on which there exists an unpaid principal balance due under this Promissory Note.

         4. Application of Payments. All payments made hereunder shall be applied first to late penalties or other sums owing the holder, then to accrued interest, and last to repayment of the principal amount of this Promissory Note.

         5. Prepayment. Borrowers may prepay this Promissory Note in whole or in part at any time or from time to time without penalty or additional interest, provided that payments are applied as provided in Section 4 above.

         6. Default and Remedies. Any failure to make any payment due under this Promissory Note when due or upon the failure to comply with any other terms and provisions of this Promissory Note which is not cured within thirty (30) days after receipt of written notice from the Lender shall be an event of default under this Promissory Note (an "Event of Default") and shall entitle Lender to all of the rights and remedies specified herein or otherwise available under applicable law, without any further notice, any further right to cure, or obligation to make demand for payment. Upon an Event of Default, the entire unpaid principal balance of this Promissory Note, together with all accrued but unpaid interest and other sums due hereunder, shall immediately become due and payable in full, in cash, and Lender shall have the right to bring suit for such amount and to exercise any other remedies available.

         7. Attorney's Fees. The prevailing party in any litigation shall be entitled to recover all costs and expenses (including court costs and reasonable attorneys' fees).

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         8. Extensions or Modifications. All parties to this Promissory Note, whether maker, endorsor or guarantor, agree that the maturity of this Promissory Note or any payment due hereunder may be extended at any time or from time to time, this Promissory Note may be modified, and any Event of Default hereunder may be waived without releasing, discharging or affecting the liability of Borrowers or any other party not specifically released.

         9. Venue. Borrowers agree that venue shall be proper in any state court in the State of Virginia in any action or proceeding brought to construe, interpret or enforce this Promissory Note or any related document. Borrowers waive the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon Borrowers any right or privilege, stay of execution, or supplementary proceeding or other relief from the immediate enforcement of a judgment or related proceedings on a judgment. The Borrowers waive the benefit of any exemption laws. The authority granted herein shall not be exhausted by any one or more exercises or be extinguished by any judgment entered, and may be exercised on one or more occasions and in one or more jurisdictions.

          10. Waiver of Defenses; Setoff. The Borrowers agree that neither the Lender nor any subsequent holder of this Promissory Note shall be subject to any claims, defenses or setoffs which Borrowers may have against the Lender or any prior holder, all of which are waived as to the Lender and any subsequent holders, and all subsequent holders shall have the rights of a holder in due course with respect to Borrowers even though the subsequent holder might not qualify under applicable law absent this paragraph as a holder in due course.

          11. Waiver of Protest. Borrowers and all parties to this Promissory Note hereby waive presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Promissory Note.

          12. Commercial Loan Transaction. Borrowers warrant and agree that this Promissory Note is the result of a commercial loan transaction.

          13. No Waiver. The delay or failure of any holder to exercise its rights hereunder shall not be deemed a waiver thereof. No waiver of any rights of holder shall be effective unless in writing and signed by the holder, and any waiver of any right shall not apply to any other right or to such right in any subsequent event or circumstance not specifically included in such waiver.

         14. Notices. Any notices required hereunder shall be deemed properly given if delivered in person or if mailed by registered or certified mail, postage prepaid, return receipt requested to the parties at the following addresses:

         15. Headings. The section and subsection headings in this Promissory Note are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Promissory Note.

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   If to Kronos Advanced Technologies, Inc. or Kronos Air Technologies, Inc. to:

                  Mr. Daniel R.
                  Dwight Kronos Advanced Technologies, Inc
                  464 Common Street, Suite 301
                  Belmont, MA 02478

                  with a copy to:

                  Clayton E. Parker, Esq.
                  Kirkpatrick & Lockhart LLP
                  201 South Biscayne Boulevard, Suite 2000
                  Miami, Florida  33131

         If to Lender:

                  Mr. Richard F. Tusing
                  Kronos Advanced Technologies, Inc.
                  464 Common Street, Suite 301
                  Belmont, MA 02478

or to such other address as any party may hereafter give notice of to the other.

         16. Choice of Law. This Promissory Note shall be deemed to be made in the State of Virginia and shall be governed, construed and enforced in strict accordance with the laws of the State of Virginia, without reference to principles of conflict of laws.


                        SIGNATURES ON THE FOLLOWING PAGE

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IN WITNESS WHEREOF, Borrowers have caused this Promissory Note to be executed on their behalf by their respective duly authorized officers and their respective corporate seals to be affixed and attested by their respective Secretaries as of the day and year first above written.

ATTEST:                                      KRONOS ADVANCED TECHNOLOGIES, INC.


                                       By:                                [SEAL]
------------------------------------      --------------------------------
Secretary                              Name: Daniel R. Dwight
                                      Title: President and CEO

ATTEST:                                      KRONOS AIR TECHNOLOGIES, INC.


                                       By:                                [SEAL]
------------------------------------      --------------------------------
Secretary                              Name: Daniel R. Dwight
                                      Title: President and CEO











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